Exhibit 99.2

HORIZON SERVICES GROUP AND CHENEGA FEDERAL SYSTEMS, LLC

LAUNCH CHENEGA LOGISTICS, LLC

Joint Venture Will Provide Transportation IT Services,

Including Near-Shore Sourcing

DALLAS, TX, (September 12, 2006) – Horizon Services Group, a wholly owned subsidiary of Horizon Lines, Inc. (NYSE:HRZ), has formed a joint venture with Chenega Federal Systems, LLC, a Small Business Administration 8(a) subsidiary of Chenega Corporation, to provide information technology services and consulting. Chenega Corporation is the third largest Alaskan Native Corporation (ANC) in Alaska. The new company, Chenega Logistics, LLC, has base operations located in Sioux Falls, South Dakota with a principal office in Anchorage, Alaska.

Chenega Logistics will offer information technology services and consulting to Horizon Lines and other companies in the transportation industry as well as to government agencies. Services will include software and application development, database development, network and technical architecture support, technical training and help desk services.

Chenega Logistics will utilize Horizon Services Group’s experience in supply-chain, logistics and transportation solutions and processes, as well as Chenega Federal System’s considerable experience in providing professional engineering services throughout the Department of Defense operational community.

Chenega Logistics will also leverage the combined existing government security expertise of Horizon Lines and Chenega Federal Systems to develop supply chain security solutions for multiple government agencies.

About Horizon Services Group

Horizon Services Group (HSG) is a leading developer of advanced information technology for the transportation industry. Led by industry experts in operations and technology, HSG is dedicated to providing cost-effective solutions for improving information flow in the supply chain, increasing productivity and eliminating cost. HSG’s parent company, Horizon Lines, Inc., also owns Horizon Lines, LLC, the nation’s leading Jones Act container shipping and integrated logistics company, operating 16 U.S.-flag vessels on routes linking the continental United States with Alaska, Hawaii, Guam, and Puerto Rico. Horizon Lines, Inc., trades on the New York Stock Exchange under the ticker symbol HRZ.

About Chenega Federal Systems

Chenega Federal Systems is a Top Secret cleared, professional services provider focusing in the Defense, Intelligence and Science and Technology sectors of the federal government. Chenega Federal Systems has a broad array of capabilities ranging from: intelligence collection management and analysis; linguistics; information technology and enterprise services; content and media development; courseware development and platform instruction; integrated logistics support; program management; and support to military operations.

Chenega Federal Systems’ corporate headquarters is located in Anchorage, Alaska and its line operations are managed from its office in Lorton, Virginia. Chenega Federal Systems currently has offices in six states plus Asia, Europe, the Caribbean, Latin America, and the Middle East. It has facilities and personnel at multiple locations in Northern Virginia.

This press release includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.

All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within Horizon Lines’ control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: Horizon Lines’ substantial debt; restrictive covenants under Horizon Lines’ debt; decreases in shipping volumes; Horizon Lines’ failure to renew its commercial agreements with Maersk; raising fuel prices; labor interruptions or strikes; job related claims, liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones-Act competitor; delayed delivery or non-delivery of Horizon Lines’ new vessels; increased inspection procedures and tight import and export controls; restrictions on foreign ownership of Horizon Lines’ vessels; repeal or substantial amendment of the Jones Act; escalation of insurance costs, catastrophic losses and other liabilities; the arrest of Horizon Lines’ vessels by maritime claimants; severe weather and natural disasters; Horizon Lines’ inability to exercise its purchase options for its chartered vessels; the aging of Horizon Lines’ vessels; unexpected substantial drydocking costs for Horizon Lines’ vessels; the loss of Horizon Lines’ key management personnel; actions by Horizon Lines’ significant stockholder; and legal or other proceedings to which Horizon Lines is or may become subject.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. Horizon Lines undertakes no obligation, and specifically declines any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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